UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2008

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 NORTH ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944

Registrant’s facsimile number, including area code: (407) 367-0950

Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting and Failure to Satisfy a Continuing Listing of all our Standards; Transfer of Listing.

On May 8, 2008, pursuant to a resolution of the Board of Directors of PainCare Holdings, Inc., the Company elected to voluntarily withdraw the listing of its common stock on the American Stock Exchange. The withdrawal will be effective on or about May 29, 2008. A copy of a press release regarding the withdrawal is attached hereto as an exhibit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2008, Merrill Reuter resigned from his positions as a Director of the Company and Chairman of the Board.

On May 2, 2008, Jay Rosen resigned from his position as a Director of the Company.

On May 7, 2008, Aldo F. Berti resigned from his position as a Director of the Company.

On May 7, 2008, Thomas J. Crane resigned from his positions as a Director of the Company, Chairman of the Compensation Committee of the Board, and Chairman of the Stock Option Committee of the Board.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued May 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated May 13, 2008	PAINCARE HOLDINGS, INC.

	By:	/s/ Mark Szporka
Mark Szporka
Chief Financial Officer